UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2024

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, reAlpha Tech Corp. (the “Company”) entered into a Stock Purchase Agreement, dated as of December 3, 2023 (the “First Purchase Agreement”), pursuant to which the Company agreed to acquire from the selling shareholders (the “Sellers”) and representative of the Sellers named therein the issued and outstanding shares of capital of Naamche, Inc., a Delaware corporation (“U.S. Naamche”), not already owned by the Company (the “First Acquisition”). Concurrently with the First Purchase Agreement, the Company entered into a second Stock Purchase Agreement, which was subsequently amended, restated and superseded on February 2, 2024 (the “Amended and Restated Purchase Agreement,” together with the First Purchase Agreement, the “Purchase Agreements”), pursuant to which the Company agreed to acquire all the issued and outstanding shares of capital of Naamche, Inc. Pvt. Ltd., a corporation formed in the country of Nepal (“Nepal Naamche,” together with U.S. Naamche, “Naamche”) (the “Second Acquisition,” and together with the First Acquisition, the “Acquisitions”). The closing of the Acquisitions were subject to the satisfaction or waiver of certain closing conditions set out in the Purchase Agreements, including the receipt of regulatory approval from the Department of Industries of Nepal.

On May 6, 2024, the Company completed the Acquisitions upon the satisfaction of the closing conditions set forth in the Purchase Agreements, including the regulatory approval by the Department of Industries of Nepal, which was received on March 6, 2024, except for the closing conditions requiring (i) the Sellers to deliver to the Company documentation issued by the appropriate authority in Nepal confirming contributions to the social security fund accounts of Sellers’ current employees in full and (ii) the written confirmation from the Sellers to remove the persons authorized to draw on or to have access to Nepal Naamche’s bank accounts and replace with the persons identified by the Company, both of which closing conditions were waived by the Company. As a result of the Acquisitions, the Company now owns 100% of the issued and outstanding shares of capital stock of Naamche, and both entities will be wholly-owned subsidiaries of the Company.

On May 6, 2024, the Company issued a press release announcing the completion of the Acquisitions. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The Company has determined that the Acquisitions, separately and together, will not constitute an acquisition of a significant amount of assets (as defined in Instruction 4 of Item 2.01) and, as such, financial statements contemplated by Item 9.01 of Form 8-K are not required to be reported by Form 8-K with respect to such acquisitions.

(b) Pro forma financial information.

The Company has determined that the Acquisitions, separately and together, will not constitute an acquisition of a significant amount of assets (as defined in Instruction 4 of Item 2.01) and, as such, pro forma financial information contemplated by Item 9.01 of Form 8-K is not required to be reported by Form 8-K with respect to such acquisitions.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated May 6, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2024	reAlpha Tech Corp.

	By:	/s/ Giri Devanur
Giri Devanur
Chief Executive Officer